    As filed with the Securities and Exchange Commission on April 1, 2002

                                                      Registration No. 333-76548




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 1

                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AMDL, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                        33-0413161
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                        Identification No.)


                          2492 Walnut Avenue, Suite 100
                          Tustin, California 92780-7039
                                 (714) 505-4460
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Gary L. Dreher, President
                                   AMDL, Inc.
                          2492 Walnut Avenue, Suite 100
                          Tustin, California 92780-7039
                                 (714) 505-4460
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Richard H. Bruck, Esquire
                            Teresa L. Tormey, Esquire
                        Oppenheimer Wolff & Donnelly LLP
                       840 Newport Center Drive, Suite 700
                         Newport Beach, California 92660
                                 (949) 823-6000

        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement
                                 ---------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

              ----------------------------------------------------


                                    CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                                       PROPOSED
                                                    PROPOSED           MAXIMUM
                                                    MAXIMUM           AGGREGATE       AMOUNT OF
   TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE        OFFERING      REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED(1)     PER SHARE(2)        PRICE(2)          FEE(3)
--------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share                 483,432 shares        $3.00          $1,450,296           $58
--------------------------------------------------------------------------------------------------
Common Stock, $001 par value
per share                       200,000 shares       $4.025            $825,000           $193
==================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.


(2)     Calculated in accordance with Rule 457(c) and (g).

(3) Only the additional fee resulting from a price increase from $2.50 to $3.00 on 483,432 shares and the fee for the 200,000 additional shares included under this Form S-3/A is paid herewith.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS


                                   AMDL, INC.


                               [GRAPHIC OMITTED]



                                 683,432 SHARES

                                 OF COMMON STOCK

                             -----------------------


        This Prospectus relates to shares of Common Stock of AMDL, Inc. which may be offered for sale for the account of certain shareholders identified herein. Up to 683,432 shares of our Common Stock are being registered, of which 650,099 shares will be issued and sold only upon the exercise of certain Warrants and 33,333 shares will be sold only upon the exercise of certain Options. No period of time has been fixed within which the shares covered by this Prospectus may be offered or sold.

        The selling shareholders may sell all or any portion of their shares of Common Stock in one or more transactions on the American Stock Exchange or in private, negotiated transactions. The selling shareholders will determine the prices at which they sell their shares. We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling shareholders. However, we will receive $528,734 from the exercise of the Warrants and Options.

        On March 21, 2002, there were 8,268,324 shares of Common Stock outstanding. The Common Stock is listed on the American Stock Exchange and traded under the symbol "ADL." On March 21, 2002, the last reported sale price of the Common Stock was $4.00 per share.


        We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.

                             -----------------------

THE SHARES OF COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 6.

                             -----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------------------



                 The date of this Prospectus is April 1, 2002

        WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE YOU ANY SUPPLEMENTAL INFORMATION OR TO MAKE ANY REPRESENTATIONS FOR US. YOU SHOULD NOT RELY UPON ANY INFORMATION ABOUT OUR COMPANY THAT IS NOT CONTAINED IN THIS PROSPECTUS OR IN ONE OF OUR PUBLIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND INCORPORATED INTO THIS PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS OR IN OUR PUBLIC REPORTS MAY BECOME STALE. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION.....................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................3

AMDL......................................................................4

FORWARD LOOKING STATEMENTS................................................5

RISK FACTORS..............................................................6

USE OF PROCEEDS...........................................................8

SELLING SHAREHOLDERS......................................................9

PLAN OF DISTRIBUTION.....................................................10

LEGAL MATTERS............................................................11

EXPERTS..................................................................11




In this Prospectus, "AMDL," "Company," "we," "us," and "our" refer to AMDL, Inc.

                              AVAILABLE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including the Company) may be found. In addition, such material concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

        This Prospectus is part of a registration statement filed with the SEC. The registration statement contains more information than this Prospectus regarding the Company and its Common Stock, including certain exhibits filed. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.


        -       Annual Report on Form 10-KSB for the year ended December 31,
                2001





        - The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed September 21, 2001

        We will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to:

                          AMDL, Inc.
                          2492 Walnut Avenue, Suite 100
                          Tustin, California 92780-7039
                          Attention:  Gary L. Dreher, President
                          Telephone (714) 505-4460

                                      AMDL

        We are a theranostics (therapy and diagnosis) company, involved in the detection and treatment of cancer. We develop, manufacture, market and sell various immunodiagnostic kits for the detection of cancer and other diseases. Our products are used by hospital, clinical, research and forensic laboratories and doctor's offices to obtain precise and rapid identification of certain types of cancer and other diseases. We have two primary kits: DR-70(R) for detection of cancer of the lungs, breasts, rectum, colon, ovaries, esophagus, cervix, thyroid, pancreas, stomach and liver, and the Pylori-Probe(TM) for detection of Helicobacter Pylori, a bacterium that colonizes the mucus lining associated with gastric and peptic ulcers. DR-70(R) is not cleared for sale in the United States. DR-70(R) is intended for use by clinical laboratories, hospitals and reference laboratories as a cost-effective tool to diagnose cancer. We market the DR-70(R) primarily in Europe and Asia through recently developed distribution channels. The Pylori-Probe(TM) is cleared for sale in the United States; however, we are not actively marketing the Pylori-Probe(TM) at this time.

        In August 2001, we acquired a combination immunogene therapy technology that is a possible treatment for those already diagnosed with cancer and could eventually be used as a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. The combination therapy is intended to both build the body's immune system and destroy cancer cells. This technology involves injecting the cancer patient's tumor with two vectors (a granulocyte-macrophage colony stimulating factor and a T-Cell co-stimulating factor), thereby activating an immune response against the cancer cells.

        We also offer a full line of non-proprietary cancer tumor markers like CEA for colon cancer, PSA for prostate cancer and other diagnostic products.

        Our objective is to be a leading provider of cancer-detecting immunodiagnostic kits. In order to meet our objectives, we plan to do the following:

        - Continue to distribute DR-70(R) kits in current markets of Europe and Asia;

        - Develop additional DR-70(R) distribution channels in existing markets;

        -      Seek to develop DR-70(R) distribution channels in new markets;

        - Seek additional diagnostic technologies and products in order to distribute them within our existing and growing sales network;




        - Seek U.S. Food and Drug Administration clearance and international approvals for our DR-70(R) product;


        - Pursue one or more strategic partners to license and develop our combination gene therapy technology;


        - Seek a qualified licensee for the combination gene therapy technology for development domestically and internationally; and

        - Fund a study for the identification of breast cancer specific antigens using our immunogene therapy technology.

        MANAGEMENT UPDATE

        Arthur S. Rosten joined us as our Chief Financial Officer on December 18, 2001. Vivian B. Frazier, the former Chief Financial Officer continues in the capacity of Secretary only.


        During the last eight years, Mr. Rosten served in various senior financial executive positions with American Purification, Inc., SDI Capital Resources, Inc. and Le Group Equus, all in Newport Beach, California. Earlier in his career, Mr. Rosten was a principal shareholder, President and Chief Financial Officer of Asyst Data Group. Asyst developed an innovative management and accounting software, and provided related billing collection and processing services. From 1971 - 1991, Mr. Rosten was practicing as a Certified Public Accountant in the US and Europe with Spicer & Oppenheim International, Ltd. and as a Chartered Accountant in Canada. He is a licensed CPA in California and a Chartered Accountant in Canada. Mr. Rosten received his Degree of Accountancy (Post Bachelor) in 1971 and a Bachelor of Science (with honors) in 1969 from McGill University, Montreal, Canada.

        ADVISORY BOARD


        We have an Advisory Board consisting of three members who provide strategic direction and review of diagnostic technologies and products that compliment our activities. The Advisory Board is headed by That T. Ngo, Ph.D., who also serves as a consultant to us on ongoing DR-70(R) research and development activities. Dr. Ngo received his Ph.D. in biochemistry from the University of Saskatchewan, Canada and completed his post-doctoral fellowship at the University of Ottawa, Albert Einstein College of Medicine and Clinical Research Institute, Montreal, Canada. Dr. Ngo has published more than 140 papers on biochemical and immunodiagnostic topics, edited five books on similar topics, and has served on the editorial boards of five international journals in the field.


        On February 28, 2002, we announced the addition of Marvin E. Rosenthale, Ph.D. to our Advisory Board. Dr. Rosenthale was a past President and CEO of Allergan Ligand Retinoid Therapeutics and Vice President of Drug Discovery Worldwide at the R.W. Johnson Pharmaceutical Institute of Johnson & Johnson. Dr. Rosenthale presently serves as a consultant to the pharmaceutical industry and venture capital firms. Dr. Rosenthale received a Ph.D. in Pharmacology from Hahneman Medical College and Hospital, and an M.Sc. in Pharmacology and a B.Sc. in Pharmacy from the Philadelphia College of Pharmacy and Science. Dr. Rosenthale has over 37 years of experience in the discovery and development of new drugs and significant managerial experience in the international and national pharmaceutical industry.




                           FORWARD LOOKING STATEMENTS

        This Prospectus contains and incorporates by reference forward-looking statements which reflect our current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements" which speak only as of the date of the statement made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

        You should consider carefully the following risk factors, as well as the other information contained in this Prospectus, in evaluating an investment in our Common Stock.

OUR PRODUCT DEVELOPMENT EFFORTS MAY NOT RESULT IN COMMERCIAL PRODUCTS.

        We intend to continue an aggressive product development program. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Product candidates like DR-70(R) or the combination immunogene therapy technology that appear promising in the early phases of development, such as in early animal or human clinical trials, may fail to reach the market for a number or reasons, such as:

        - the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results

        - the product candidate was not effective in treating a specified condition or illness

        -       the product candidate had harmful side effects on humans

        - the necessary regulatory bodies, such as the U.S. Food and Drug Administration, did not approve our product candidate for an intended use

        - the product candidate was not economical for us to manufacture and commercialize

        - the product candidate is not cost effective in light of existing therapeutics

        Of course, there may be other factors that prevent us from marketing a product. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.

OUR CURRENT PRODUCTS AND PRODUCTS IN DEVELOPMENT CANNOT BE SOLD IF WE DO NOT OBTAIN AND MAINTAIN REGULATORY APPROVAL.

        We conduct research, preclinical testing and clinical trials and we manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the Food and Drug Administration and the Health Care Financing Administration, as well as by foreign countries, including the European Union. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries' regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The Food and Drug Administration and other U.S. and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply or indefinitely.

IF OUR INTELLECTUAL PROPERTY POSITIONS ARE CHALLENGED, INVALIDATED OR CIRCUMVENTED, OR IF WE FAIL TO PREVAIL IN FUTURE INTELLECTUAL PROPERTY LITIGATION, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

        The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies' patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

WE FACE SUBSTANTIAL COMPETITION, AND OTHERS MAY DISCOVER, DEVELOP, ACQUIRE OR COMMERCIALIZE PRODUCTS BEFORE OR MORE SUCCESSFULLY THAN WE DO.

        We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

WE ARE DEPENDENT ON OUR DISTRIBUTORS.

        Most of our operating revenues are currently derived from the sale of DR-70(R) kits to our distributors. None of our distributors are contractually required to buy any specific number of DR-70(R) kits from us. Accordingly, based upon this fact and historical sales, any projection of future orders or sales of DR-70(R) kits is unreliable. In addition, the amount of our products purchased by our distributors can be adversely affected by a number of factors, including their budget cycles and the amount of funds available to them for product promotion and marketing.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

        Our business strategy includes the continued dependence on foreign distributors for our DR-70 product. In the near term, we anticipate that all of our efforts will be to expand international distribution. We may also commence manufacturing of DR-70(R) in foreign jurisdiction within the next two years. As we expand our international operations, we will increasingly be subject to the risks associated with such operations, including: (i) fluctuations in currency exchange rates, (ii) compliance with local laws and other regulatory requirements, (iii) restrictions on the repatriation of funds, (iv) inflationary conditions, (v) political and economic instability, (vi) war or other hostilities, (vii) overlap of tax structures, and (viii) expropriation or nationalization of assets. The inability to effectively manage these and other risks could adversely affect our business.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

        We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

FUTURE SALES OF COMMON STOCK COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR SHARES.

        We cannot predict the effect that future sales of Common Stock will have on the market price of the Common Stock. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Approximately 5,000,000 of the shares of Common Stock currently issued and outstanding are "restricted securities" as that term is defined under Rule 144 under the Securities Act of 1933 and may not be sold unless they are registered or unless an exemption from registration, such as the exemption provided by Rule 144, is available. Most of these restricted securities are currently eligible for resale pursuant to Rule 144, subject to the volume and manner of sale limitations prescribed by Rule 144.

OUR STOCK PRICE IS VOLATILE, WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT.

        Our stock price, like that of other cancer diagnostic and treatment companies, is highly volatile. Our stock price may be affected by such factors as:

        -      clinical trial results

        -      product development announcements by us or our competitors

        -      regulatory matters

        -      announcements in the scientific and research community

        -      intellectual property and legal matters

        -      broader industry and market trends unrelated to our performance

        In addition, if our revenues or earnings in any period fail to meet the investment community's expectations, there could be an immediate adverse impact on our stock price


                                 USE OF PROCEEDS


        The proceeds from the sale of the shares are solely for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sale of the shares from the selling shareholders. However, we will receive proceeds of $528,734 (before registration costs) from the exercise of Warrants and Options to purchase the 683,432 shares of Common Stock offered hereby. We intend to use any proceeds received from the exercise of Warrants and Options for our general working capital needs.

                              SELLING SHAREHOLDERS


        This Prospectus relates to the offering of 683,432 shares of our Common Stock by the persons named in the tables below. The six individual selling shareholders are holders of warrants issued as partial consideration for the cancellation of certain indebtedness of the Company effective July 1, 1999 ("Debt Cancellation Warrants"). These six warrant holders have the right to purchase an aggregate of up to 501,937 shares of Common Stock (only 450,099 of which are included in this registration) at a price of $0.68 per share. Two of the selling shareholders ("RAB selling shareholders") are holders of warrants to purchase 200,000 shares of our Common Stock at an exercise price of $1.00 per share issued in connection with a private offering of Common Stock and warrants in December 2000 (collectively the "RAB Warrants"). One individual selling shareholder who holds Debt Cancellation Warrants is also the holder of non-qualified options to purchase 33,333 shares of Common Stock at a price of $0.68 per share (the "Options") which are included in this registration.

        The following table sets forth certain information, as of March 19, 2002, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of Common Stock by the selling shareholders. Our registration of these shares of Common Stock does not necessarily mean that the selling shareholders will sell all or any of such shares. Except as otherwise indicated in the footnotes to the tables below, none of the selling shareholders has held any position or office or had any material relationship with the Company or any of its subsidiaries within the past three years and the selling shareholders possess sole voting and investment power with respect to the shares shown.



                               SHARES BENEFICIALLY
                                  OWNED AS OF                                SHARES BENEFICIALLY
                                MARCH 19, 2002(1)                          OWNED AFTER OFFERING(2)
                               --------------------     MAX. NO. OF        ----------------------
       NAME                    NUMBER    % OF CLASS   SHARES TO BE SOLD    NUMBER      % OF CLASS
       ----                    ------    ----------   -----------------    ------      ----------
Thomas V. Tilton(3)            160,120       1.9%          92,322           67,798           *
That Ngo(4)                    233,511       2.7%         117,910          115,601        1.4%
Harry Berk                      54,654          *          54,504              150           *
Douglas C. MacLellan(5)        144,083       1.7%          53,583           90,500        1.1%
Donald Rounds                   48,966          *          48,900               66           *
William M. Thompson III(6)     293,474       3.4%         116,213          177,261        2.1%
RAB Europe Fund Ltd(7)         760,000       9.0%         150,000          610,000        7.2%
RAB Europe Partners LP(8 )     190,000       2.3%          50,000          140,000        1.7%



--------------------


(1) Includes all shares issuable upon exercise of the Debt Cancellation Warrants, the RAB Warrants and the Options.

(2) Assumes exercise of such holder's Debt Cancellation Warrants, RAB Warrants and Options and sale of all of the underlying shares of Common Stock included in this registration.


(3) Mr. Tilton served as the Company's Director of Corporation Development until February 2002. Includes options to purchase 62,500 shares granted under the 1999 Stock Option Plan.

(4) Dr. Ngo served as the Company's President and as a member of the Board of Directors until February 1999. Includes options to purchase 102,500 shares granted under the 1999 Stock Option Plan.


(5) Mr. MacLellan is a member of the Company's Board of Directors. Includes options to purchase 103,333 shares granted under the 1999 Stock Option Plan (inclusive of the Options). Maximum number of shares to be sold by Mr. MacLellan includes 20,250 shares underlying Debt Cancellation Warrants and 33,333 shares underlying Options.


(6) Dr. Thompson is the Chairman of the Company's Board of Directors. Includes options to purchase 103,333 shares granted under the 1999 Stock Option Plan.


(7)     Includes 150,000 shares issuable upon exercise of the RAB Warrants.

(8)     Includes 50,000 shares issuable upon exercise of the RAB Warrants.


*       Indicates less than 1%.

        The six individual selling shareholders have engaged PCNA, S.A., a Swiss corporation, to place the shares issuable upon exercise of the Debt Cancellation Warrants and Options. PCNA, S.A. will receive a commission of 10% of the price of each share sold. In addition, these selling shareholders will pay a 3% fee to Marie-Ange Zellweger, advocate, an attorney in Switzerland representing PCNA, S.A., and fees and expenses aggregating $174,035.52 to Mesner Investments, S.A., a BVI corporation, in connection with the closing of the transaction. The RAB selling shareholders will sell their shares in one or more market transactions on the American Stock Exchange or in privately negotiated transactions at standard terms, including commissions at market rates for similar transactions.



                              PLAN OF DISTRIBUTION


        Shares of Common Stock covered hereby may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares being offered hereby: (i) on the American Stock Exchange, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices or by a combination of such methods of sale.


        Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the American Stock Exchange, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

        The selling shareholders and any underwriter, dealer or agent who participates in the distribution of such shares may be deemed to be "underwriters" under the Securities Act of 1933, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission. The Company has agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer who participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby will be passed upon by its counsel, Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.


                                     EXPERTS

        The Company's consolidated financial statements incorporated by reference in this Prospectus have been audited by Corbin & Wertz, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Corbin & Wertz pertaining to such financial statements (to the extent covered by consents filed with the SEC) and upon the authority of such firm as experts in auditing and accounting.



        [OUTSIDE BACK COVER:]


        Until May __, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                            INFORMATION NOT REQUIRED
                                  IN PROSPECTUS

ITEM 14.  ITEMIZED STATEMENT OF EXPENSES.

        The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of Common Stock of the registrant covered by this Registration Statement.



       SEC Registration Fee                                    $540
       Legal Fees and Expenses                              $30,000
       Accounting Fees and Expenses                          $5,000
       Printing Fees and Expenses                            $2,000
       Miscellaneous                                           $460
                                                            -------
           Total                                            $38,000
                                                            =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        DELAWARE STATUTES

        Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

        (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation

        AMDL's Certificate of Incorporation provides that the directors of AMDL shall be indemnified to the fullest extent permitted by law. AMDL's Bylaws also contain a provision for the indemnification of AMDL's directors (see "Indemnification of Directors and Officers - Bylaws" below).

Bylaws

        AMDL's Bylaws provide for the indemnification of AMDL's directors, officers, employees, or agents under certain circumstances as follows:

                                  "ARTICLE VII
                              INSURANCE AND OFFICER
                             AND DIRECTOR CONTRACTS

        Section 8.01 Indemnification: Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        Section 8.02 Indemnification: Corporate Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections
8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections 8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in sections 8.01 or 8.02 hereof. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of quorum of stockholders at any meeting duly called for such purpose.

        Section 8.04 Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

        Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:

        (a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

        (b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Section 8.06 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

        Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the vote or votes of each director or officer are counted for such purpose, if:

        (a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

        (b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of the stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

        (c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders."

Indemnity Agreements

        Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 16.  EXHIBITS.





4.1* Certificate of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Annual Report of Form 10-K for the year ended December 31, 1989 and Quarterly Report on Form 10-QSB for the period ended September 30, 1998).

4.2* Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-27149)).

4.3*      Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 5 to the Registrant's Registration Statement on Form 8-A (File No. 001-13581)).


5.1       Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1      Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2      Consent of Corbin & Wertz.

24.1*     Power of Attorney.

99.1 Warrant and Option Exercise Stock Purchase Agreement dated as of March 22, 2002.


------------------

* Previously filed.



ITEM 17.  UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

Registration Statement relating to the securities offered herein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on March 29, 2002.


                                        AMDL, INC.



                                        By:  /s/ Gary L. Dreher
                                           -------------------------------------
                                           Gary L. Dreher, President





        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                          TITLE                                 DATE
          ---------                          -----                                 ----
               *
------------------------------
WILLIAM M. THOMPSON III                  Chairman of the Board of Directors   March 29, 2002

/s/ Gary L. Dreher
------------------------------           President, Chief Executive Officer
GARY L. DREHER                           and Director (Principal Financial
                                         Officer)                             March 29, 2002

               *
------------------------------
DOUGLAS C. MACLELLAN                     Director                             March 29, 2002

               *
------------------------------
EDWARD R. ARQUILLA                       Director                             March 29, 2002


               *
-------------------------------          Chief Financial Officer (Principal
ARTHUR ROSTEN                            Accounting Officer)                  March 29, 2002




By: /s/ Gary L. Dreher
   ----------------------------
   Gary L. Dreher                        *Pursuant to Power of Attorney dated
   Attorney-In-Fact                      January 8, 2002.

                                INDEX TO EXHIBITS



                                                                                           Page or
Exhibit                                                                                    Location
-------                                                                                    --------
4.1*       Certificate of Incorporation of the Registrant, as amended
           (incorporated by reference to the Registrant's Annual Report of Form
           10-K for the year ended December 31, 1989 and Quarterly Report on
           Form 10-QSB for the period ended September 30, 1998.)

4.2* Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-27149)).

4.3*       Specimen Common Stock Certificate (incorporated by reference to Exhibit 5 to the Registrant's Registration Statement on Form 8-A (File
           No. 001-13581)).

5.1        Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1       Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2       Consent of Corbin & Wertz.

24.1*      Power of Attorney.

99.1       Warrant and Option Exercise Stock Purchase Agreement dated as of March 22,
           2002.



------------------

* Previously filed.